Exhibit 3.18

BYLAWS

ARTICLE I

DIRECTORS

Section 1. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of the number of Directors equal to those elected at the annual shareholders’ meeting or as may from time to time be determined by the Board, except that it shall not consist of less than three members. Except as hereinafter provided in the case of vacancies, Directors shall be elected at the annual meeting of shareholders and shall hold office for one year and until successors are duly elected and qualified, or until earlier resignation, or until removal by the Shareholders. Directors need not be residents of the state of incorporation.

Section 2. Vacancies in the Board of Directors may be filled by a majority of the incumbent members of the Board, though such majority be less than a quorum. If the number of Directors is at any time increased, the incumbent Directors may by majority vote elect any additional Director. Such newly elected Director shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified, or until earlier resignation, or until removal by the shareholders.

ARTICLE II

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the Board of Directors, regular or special may be held either within or without the state of incorporation.

Section 2. As soon as practicable following their election at the annual meeting of the shareholders, the Directors shall meet for the purpose of organization. Regular meetings of the Board of Directors thereafter may be held at such times and at such places as the Board may by resolution determine.

Section 3. Special meetings of the Board of Directors may be called at any time by the President or upon the written request of a majority of the Directors.

Section 4. No notice shall be required of the meeting of the Board of Directors for the purpose of organization or for the regular

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meetings fixed as aforesaid, but at least forty-eight hours notice shall be given by mail or telegram of all special meetings of the Directors specifying the place, day and hour of the meeting. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. This notice may be waived by a Director in writing either before or after the meeting.

Section 5. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

Section 6. Notice of an adjourned meeting of the Board of Directors need not be given if the time and place are fixed at the meeting adjourning.

Section 7. At all meetings of the Board of Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute or the Articles of Incorporation. The majority of Directors present, though less than a quorum, may adjourn any meeting from time to time.

Section 8. Any action required to be taken at a meeting of the Board or any committee thereof shall be deemed the action of the Board of Directors or of a committee thereof if all the Directors or committee members, as the case may be, execute, either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

Section 9. One or more or all Directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE III

COMMITTEES

Section 1. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more members elected from the members of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. Any such committee, to the extent permitted under the laws of the state of incorporation, and to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation.

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Section 2. The Board of Directors may, be resolution adopted by a majority of the whole Board, designate one or more advisory committees to perform such duties as the Board may designate, each advisory committee to consist of two or more persons who need not be members of the Board, provided, that such committees shall not have authority to act on behalf of the Board.

Section 3. Committees shall be responsible to the full Board of Directors and shall report upon the exercise of their powers and duties at each regular meeting of the Board of Directors, or when called upon by the Board.

Section 4. A majority of any committee shall constitute a quorum for the transaction of business.

Section 5. The Board of Directors may fill vacancies in any committee, and may appoint one or more Directors as alternate members of a committee who shall have the power to act in the absence or disability of a member of such committee. The Board of Directors may abolish any committee at its pleasure, and may remove any Director from membership on a committee at any time, with or without cause.

ARTICLE IV

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors at its organization meeting and shall include a President, a Secretary, a Treasurer and at the discretion of the Board of Directors, such other officers and assistant officers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers. Of the officers so chosen by the Board of Directors, the President shall be chosen from among the Directors. All officers of the Corporation shall hold their offices at the pleasure of the Board of Directors.

Section 2. Notwithstanding the legal authority conferred by these Bylaws upon the officers named herein, the Board of Directors may by resolution establish such positions of authority, supervision and responsibility as in the judgment of the Board may be necessary or appropriate for the internal administration of the affairs of the Corporation.

PRESIDENT

Section 3. The President shall preside at all meetings of the shareholders and the Board of Directors; shall have supervision and control of the policies of the Corporation subject to action taken by the Board of Directors; shall be the chief executive officer of the Corporation; shall have general supervision and direction of all other officers of the Corporation; and shall perform all duties incidental to

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his office, including the delegation of any of his powers to such other officers or employees as he may designate.

VICE PRESIDENT

Section 4. The Vice President, if appointed, or if there is more than one, the Vice Presidents in the order designated by the President shall, in the absence of the President, perform the duties of the President, and shall perform such other duties as shall from time to time be imposed upon them by the President. The performance of any duty by a Vice President shall be conclusive evidence of his authority to act, including the delegation of any of his powers to other officers or employees under his direction.

SECRETARY

Section 5. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders, and shall give all notices of meetings of the shareholders and of the Board of Directors. He shall have control of the custody of all deeds, contracts, agreements, and other corporate records, except as otherwise provided in these Bylaws or by the Board of Directors, and shall attend to such correspondence of the corporation as the President shall direct. He shall be the custodian of the seal of the Corporation and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors. He shall be responsible to such officer or officers of the Corporation as the President may designate.

TREASURER

Section 6. The Treasurer shall have charge of all receipts and disbursements of the corporation and shall be the custodian of the corporation’s funds. He shall have full authority to receive and give receipts for all moneys due and payable to the corporation from any source whatever, and to endorse checks, drafts and warrants in its name and on its behalf. He shall be responsible for depositing the funds of the Corporation in its name in such depositories as may be designated by him or by the President, shall sign, and may delegate the signing of all checks, notes and drafts and shall be charged with the general establishment of the Corporation’s policies and procedures relating to financing, cash management, credits and collections, and insurance.

CONTROLLER

Section 7. The Controller, if appointed, shall be the chief accounting officer of the corporation and shall arrange for the keeping of adequate records of all assets, liabilities, and transactions of the corporation. He shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He shall submit to the President and to the Board of Directors timely statements of the accounts of the corporation and the results of the operations thereof.

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ASSISTANT OFFICERS

Section 8. Assistant Officers shall perform such duties, as their immediate principal officers may from time to time direct or delegate, and, during the absence of said principal officers, shall perform all the duties of said principal officers, and their performance thereof shall be conclusive evidence of their authority to act.

ARTICLE V

MEETINGS OF SHAREHOLDERS

Section 1. The annual meeting of the shareholders for the election of Directors for the ensuing year and for the transaction of such other business as may be properly brought before the meeting, shall be held each year on such day, at such time and place, either within or without the state of incorporation as shall be determined in advance by the Board of Directors.

Section 2. Special meetings of the shareholders may be called at any time by the President or by the order of the Board of Directors, or upon written request of holders of shares representing a majority of the aggregate voting power of all shares outstanding at the time.

Section 3. Unless waived, written notice of the time, place and purpose of every meeting of the shareholders shall be given by the Secretary not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Section 4. Unless otherwise provided in the Articles of Incorporation, by statute of these Bylaws, at all meetings of shareholders, the holders, present in person or represented by proxy, of shares entitled to cast a majority of the votes at the meeting shall constitute a quorum for the transaction of business.

Section 5. When a quorum is present or represented at any meeting, the vote of the holders, present in person or represented by proxy, of shares entitled to cast a majority of the votes present or represented at the meeting shall decide any question brought before such meeting, unless the question is one which, by express provision of law, the Articles of Incorporation, or these Bylaws, requires a different vote, in which case such express provision shall govern and control the decision of such question. The shareholders present in person or by proxy at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. The holders of shares entitled to cast a majority of the votes present or represented at any meeting may adjourn the meeting from time to time, though such majority constitutes less than a quorum. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting

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adjourning and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

PROXIES

Section 7. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death of incapacity of the shareholder but shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of a shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy.

SHAREHOLDER LIST

Section 8. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify at least ten days before each meeting of shareholders a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. Such list shall be arranged alphabetically within class and series with the addresses and the number of shares held by each shareholder. Such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder for any proper purpose at any time during usual business hours for the ten days preceding the shareholders’ meeting. Such list shall be made available to the shareholders at the time and place of the meeting of shareholders.

RECORD DATE

Section 9. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date for any such determination of shareholders. Such date shall not be more than fifty days before the date of such meeting nor more than fifty days prior to any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotments of rights or to exercise such rights, as the case may be, notwithstanding transfer of any shares on the books of the Corporation after any record date so fixed. When the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as

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provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

JUDGE OF ELECTION

Section 10. In advance of any meeting of shareholders the Board may appoint one or three judges of election to act at the meeting or any adjournment thereof. If such judges are not so provided by the Board or shall fail to qualify, the person presiding at a shareholder meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. In case any person appointed as judge of election fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each judge of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of judge of election at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a Director at a meeting at which he has served as a judge of election.

ARTICLE VI

STOCK CERTIFICATES

Section 1. Certificates evidencing the ownership of the shares of stock of the Corporation of any class shall be issued to those entitled to them by transfer or otherwise. Each certificate for capital stock shall bear a distinguishing number, the actual or facsimile signatures of the President and of the Secretary, the actual or facsimile seal of the Corporation, and such recitals as may be required by law. The stock certificates shall be issued in numerical order, and a full record of the issuance of each such certificate shall be made in the books usually kept for that purpose or required by law. The certificates for stock shall be of such form and design as the Board of Directors may adopt and the form and design thereof may from time to time be changed by the Board.

TRANSFERS

Section 2. All shares of stock may be transferred on the books of the Corporation by the registered holders thereof or by their attorneys legally constituted or their legal representatives by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby.

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REGISTERED SHAREHOLDERS

Section 3. The Corporation shall be entitled to recognize the exclusive right of a person on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation.

LOST CERTIFICATES

Section 4. Any person or persons applying for a certificate of stock to be issued in lieu of one alleged to be lost or destroyed shall, pursuant to the laws of the state of incorporation relating to lost or destroyed certificates of stock, furnish to the Corporation such information as the Board of Directors may require to ascertain whether a certificate of stock has been lost or destroyed.

DIVIDENDS

Section 5. If any date appointed for the payment of any dividend, or fixed for determining the shareholders of record to whom the same is payable, shall in any year fall upon a Sunday or legal holiday, then such dividend shall be payable or such shareholders of record shall be determined on the next succeeding day not a Sunday or legal holiday.

ARTICLE VII

GENERAL PROVISIONS

INDEMNIFICATION

Section 1. The corporation shall pay on behalf of any individual who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust or other enterprise, all reasonable costs, disbursements and counsel fees incurred by such person in the defense or settlement of any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of his being or having been such director, officer, trustee, employee or agent. In addition to the foregoing, the Corporation shall indemnify such individual against amounts paid or incurred by him in satisfaction of settlements, judgments, fines and penalties in connection with any such proceeding to the maximum extent to which a corporation may indemnify such person

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under the Corporation Law of the state of incorporation as it may from time to time be in force. Any such indemnification shall be made upon determination by a majority of a quorum of disinterested directors of the Board of Directors, or upon receipt by the Corporation of a written opinion of independent legal counsel satisfactory to the Board of Directors, that such indemnification is permissible under the applicable provisions of the Corporation Law of the state of incorporation then in force. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

SEAL

Section 2. The Corporate Seal shall be of such design as may be approved by the Board of Directors.

AMENDMENTS

Section 3. These bylaws may be altered or amended at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose, by a vote of the holders, present in person or represented by proxy, of shares entitled to cast a majority of the votes present or represented at the meeting, or any duly constituted meeting of the Board of Directors, by a majority vote of the Directors then in office, subject always to the power of the shareholders to change such action and provided that only the shareholders may amend Article V of the Bylaws.

Section 4. Every amendment to or repeal of any of these bylaws shall be noted below indicating the section or subsection affected thereby, the date of the amendment or repeal and whether it was adopted by the Shareholders or the Board of Directors.

Section Amended or Repealed	Date of Amendment of Repeal	Adopted by

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